                                                                   EXHIBIT 10.20

        [CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH
                                THE COMMISSION.]


                              TECHNOLOGY AGREEMENT

                      GENERATION OF KNOCKOUT MOUSE STRAINS

                                     between

                                 DELTAGEN, INC.
                                1031 Bing Street
                              San Carlos, CA 94070

                                       and

                                MERCK & CO, INC.
                                 One Merck Drive
                                  P.O. Box 100
                    Whitehouse Station, New Jersey 08889-0100

WHEREAS, Deltagen, Inc. ("Deltagen") and Merck ("Merck"), (collectively, "Parties") seek to collaborate in scientific research related to generation of Knockout Mouse strains;

WHEREAS, Deltagen has knowledge and experience in research and generation of Knockout Mice; and

WHEREAS, Merck wishes to obtain Knockout Mice generated by Deltagen according to specifications agreed by the Parties.

1.       DEFINITIONS

As used in this.Agreement the following terms shall have the meanings as specified:

1.1 "Merck Affiliate" shall mean (i) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interest representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by Merck; or (ii) any corporation or business entity which, directly or indirectly, owns, controls, or holds 50 percent (50%) (or the maximum ownership permitted by law) or more of the securities or other ownership interest representing the equity, the voting stock or, if applicable, the general partnership interest, of Merck.

1.2 "Effective Date" shall mean the date of the signature of the representative of the last of the Parties to execute this Agreement.

1.3 "Joint Patents" shall mean all patent and patent applications, worldwide, for subject matter which is jointly developed during the course of this Agreement by both Deltagen and Merck and which is useful or necessary in the generation of the Knockout Mice under this Agreement.

* * *  Confidential material redacted and separately filed with the Commission.

1.4 "Joint Technology" shall mean all know-how and technology related to the generation of Knockout Mice as well as biological, molecular biological and genetic work and technology in each case, which is developed jointly hereunder by Deltagen and Merck and which is useful in the generation of the Knockout Mice under this Agreement.

1.5 "Knockout Mice" shall mean a line of * * * developed for and delivered to Merck as set forth in Article 2 below, having a * * *.

1.6 "Knockout Mouse Project" shall mean the creation, testing and generation, by Deltagen, of Knockout Mice.

1.7      * * *.

1.8      * * *.

1.9      * * *.

1.10     * * *

1.11 "Milestone Payments" shall mean those payments set forth at Appendix A attached hereto.

1.12     * * *.

1.13     * * *.

1.14 "Standard Procedure" shall mean the set of procedures described in Appendix A, with respect to "Milestone 1" through "Milestone 5."

2.       RESEARCH AND WORK TO BE CONDUCTED

2.1 Deltagen shall conduct one or more Knockout Mouse Projects at the request of Merck on the terms and conditions of this Agreement. Merck will request Deltagen in writing to begin work on each Knockout Mouse project to be conducted under this Agreement, such written notice to be provided to Deltagen by an authorized representative of Merck in the form set forth in Appendix B. Deltagen shall have the right to evaluate such request and the information provided to Deltagen by Merck under
         Section 2.3 below, to determine whether such requested Knockout Mouse project is feasible. If, after good faith discussion with Merck, Deltagen reasonably determines that such project is not technically feasible, within the parameters of Appendix A, Deltagen shall so advise Merck in writing and shall not be required to undertake such project.

2.2 For each Knockout Mouse Project, Deltagen will use reasonable efforts to complete each Milestone in a timely fashion, as defined in Appendix A.

2.3 Deltagen shall undertake up to * * * Knockout Mice Projects according to the terms and conditions set forth in this Agreement. To initiate each Knockout Mouse project the

* * *  Confidential material redacted and separately filed with the Commission.


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

         parties agree to undertake, Deltagen and Merck will establish a timetable for each project Milestone, and Merck shall:

         2.3.1 Identify to Deltagen in writing each Knockout Mouse Project to be initiated;

         2.3.2 Disclose in writing to Deltagen * * * useful in completing Milestone 1 with respect to each Knockout Mouse Project, as defined at Appendix A;

         2.3.3 Consult with Deltagen to identify * * * for such Knockout Mouse Project;

         2.3.4    Transfer to Deltagen * * * which may be * * *; and

         2.3.5 Identify and notify Deltagen in writing of the specific gene sequence for each Knockout Mouse Project for which Deltagen is requested by Merck to produce a Knockout Mouse. Merck shall be solely responsible for identifying and notifying Deltagen in writing of the specific gene sequence for each Knockout Mouse project.

2.4 For purposes of the schedule set forth in Appendix A, each Knockout Mouse Project conducted hereunder shall commence fifteen (15) days after Deltagen's receipt from Merck of all information and materials set forth in Section 2.3 relating to such Knockout Mouse Project.

2.5 Each Knockout Mouse Project shall be deemed complete upon Deltagen's completion of Milestone 5 (see Appendix A) and Deltagen's delivery after the birth of the first generation of Knockout Mice of at least
         * * *. Deltagen, for a period of six (6) months following the completion of each Milestone 5 for each Knockout Mouse Project, shall retain a small backup colony of * * * from such project consisting of * * * for each Knockout Mouse Project). With respect to such backup colonies of Knockout Mice, Merck shall for a period not to exceed six (6) months following completion of Milestone 5 pay to Deltagen * * *. At Merck's request, Deltagen will transfer the mice to Merck. All reasonable transportation and transfer costs shall be paid by Merck. If Merck does not request transfer within the six month period, Deltagen, following Deltagen's written notification to Merck, shall dispose of the mice in accordance with all applicable laws and regulations.

2.6 Deltagen shall use reasonable efforts to * * * and to generate Knockout Mice under each Knockout Mouse project according to the specification of Merck as set forth in Section 2.3 above.

* * *  Confidential material redacted and separately filed with the Commission.

2.7 Deltagen shall, at all times in its animal care and handling activities related to this Agreement, comply with all applicable Federal, State and local laws and regulations, and assure that Deltagen animal facilities meet or exceed minimum accreditation standards * * *.

3.       PAYMENTS

3.1 Within thirty (30) days after the Effective Date, Merck shall pay to Deltagen * * * for the * * * calculated in accordance with Appendix A. Such payment shall be * * * Milestones as set forth in Appendix A.

3.2      Merck shall pay to Deltagen for each Milestone completed by Deltagen:

         3.2.1 The Milestone Payments set forth in Appendix A are for all Knockout Mouse Projects wherein a * * * is requested by Merck under Section 2.3 above, so long as the Project is initiated during the term of this Agreement. The Milestone Payments for all Knockout Mouse Projects wherein * * * is requested, shall be determined on a case-by-case basis, upon good faith negotiations between the parties and shall be mutually agreed to in writing by the parties.

3.3 Deltagen shall inform Merck, in writing, of its completion of each Milestone, as defined in Appendix A. In such written notice, Deltagen shall certify that the Knockout Mice delivered to Merck conform to the Knockout Mice specifications for each Knockout Mouse Project set forth in Appendix A, and Deltagen shall provide with each delivery of Knockout Mice to Merck all of the information and data described in Appendix A for each Knockout Mouse Project.

3.4 Subject to payment credit as provided in Section 3.1, Merck shall pay all Milestones to Deltagen within thirty (30) days after Merck's receipt of written representation from Deltagen of Deltagen's completion of Milestones in compliance with the terms of this Agreement.

4.       ON-SITE CONSULTATION

4.1 Merck may reasonably request on-site consultations by Deltagen personnel relating directly to projects under this Agreement. Merck will reimburse Deltagen for all reasonable and reasonably documented travel expenses associated with such onsite consultations by Deltagen personnel.

4.2 Upon reasonable notice to Deltagen and upon reasonable terms and conditions agreed upon by Deltagen and Merck, Merck shall be entitled to perform site visits to Deltagen facilities involved in the Knockout Mouse Projects to inspect the facilities for compliance with generally accepted scientific and animal care procedures including, but not limited to those set forth in Appendix A and Section 2.7 above.

* * *  Confidential material redacted and separately filed with the Commission.

5.       TERM AND TERMINATION

5.1 The term of this Agreement shall commence on the Effective Date and shall remain in effect until the earlier of either (a) termination of this Agreement pursuant to the completion by Deltagen of all Milestones under this Agreement or (b) two (2) years from the Effective Date; provided, however, that all applicable obligations of Deltagen and Merck under this Agreement shall remain in force with respect to any Knockout Mouse Project requested by Merck and initiated by Deltagen which remains ongoing prior to the date set forth in subsection (b) of this paragraph.

5.2 * * *. Should Merck at any time during the Knockout Mouse Project terminate the development and creation or completion of a specific Knockout Mouse Project, Merck shall make the next Milestone Payment corresponding to that work being conducted by Deltagen to complete such Milestone at the time of termination, as if Deltagen had completed the Milestone, regardless of whether such Milestone has been reached.

5.3 Deltagen may terminate a Knockout Mouse Project upon Deltagen's identification of technical difficulty beyond the reasonable control of Deltagen which would prevent Deltagen from completing the Project using commercially reasonable efforts, provided that Deltagen has informed Merck, in writing, of the details of such technical difficulty, and the parties have had an opportunity to discuss the circumstances to attempt to resolve the technical difficulty in a reasonable manner. Merck is not entitled to a refund of any past Milestone payments paid if a project is terminated as the result of technical difficulty beyond the control of Deltagen.

5.4 If either of the Parties is in breach of any obligation under this Agreement, the party complaining of said breach shall give written notice to the breaching party to remedy such breach. If the breach is not remedied within 60 days following the receipt of such notice, the party complaining of breach may terminate this Agreement upon written notice to the other party at any time and with immediate effect. Any such termination will be without prejudice to any other rights which the party complaining of breach may have as a result of any breach of this Agreement.

6.       CONFIDENTIALITY

6.1 Each party shall treat all information which has been received from the other party as strictly confidential ("Information"), and shall not to make such Information available to any third party without the express prior written consent of the other party and only to use such Information for the purposes expressly provided in this Agreement. For this purpose, employees and consultants of the parties shall be bound by obligations of confidentiality and secrecy no less strict than those set out herein and shall not be regarded as third parties.

6.2 The above obligations shall not apply or cease to apply to Information which the recipient can show:

         (a) has become generally available to the public other than through violation of this undertaking;

* * *  Confidential material redacted and separately filed with the Commission.

         (b) was already in the recipient's rightful possession prior to its acquisition from the disclosing party;

         (c) was developed independently of information received from the disclosing party;

         (d) has been lawfully received from a third party, under no obligation to maintain the Information as confidential; or

         (e) is required to be disclosed by law or court order, provided that notice is promptly delivered to the other party in order to provide an opportunity to challenge or limit such disclosure.

         A statutory obligation to disclose confidential information to governmental authorities in connection with the Food and Drug Administration product registration procedures is not subject to this secrecy obligation.

6.3 This obligation of confidentiality shall survive the expiration and/or termination of this Agreement for a period of * * *.

6.4 Upon expiration or termination of this Agreement, or at any time upon the disclosing party's written request, the receiving party shall destroy, or at the written request of the disclosing party, deliver to the disclosing party any and all Information (including copies) received or generated hereunder, except that the receiving party may, for archival purposes, maintain one copy of the Information in its confidential legal files.

7.       OWNERSHIP OF RIGHTS

7.1      * * *.

7.2      * * *.

7.3      * * *.

7.4      * * *.

7.5      * * *.

7.6      * * *.

* * *  Confidential material redacted and separately filed with the Commission.

8.       MISCELLANEOUS

8.1 PUBLICATION. If Merck publishes any information, data or material regarding the Knockout Mice contemplated under this Agreement, Merck shall acknowledge within the publication, the contribution of Deltagen to the generation of such mouse or mice.

8.2 FORCE MAJEURE. Neither party shall be liable for its failure to perform its obligations under this Agreement due to contingencies beyond its reasonable control, including but not limited to strikes, riots, wars, fire, flood, accident, labor disputes, embargoes, inability to obtain export or import license, acts of God, or acts in compliance with any governmental or state law, regulation or other.

8.3 AMENDMENTS. Amendments or modifications of this Agreement may only be made by a written Agreement executed by both Parties.

8.4 NOTICES. All notices required or permitted hereunder shall be given in writing and sent postage prepaid by first class certified or registered mail, or sent by a nationally recognized express courier service, or hand delivered at the following addresses:

                           If to Deltagen:
                           * * *

                           If to Merck:
                           * * *

8.5 REPRESENTATIONS AND WARRANTIES. Each party represents and warrants that:

         8.5.1 It will use commercially reasonable efforts to complete its obligations under this Agreement in compliance with any and all applicable federal, state, or local laws, regulations and guidelines.

         8.5.2    * * *.

8.6      * * *.

8.7 APPLICABLE LAW AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of California as though made and performed in said state without regard to its conflict of law revisions.

8.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.9 U.S. EXPORT LAWS AND REGULATIONS. Without limitation, each party shall comply with all laws and regulations of the United States relating to the export of biological materials, products and technical information.

8.10 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied Agreements -and

* * *  Confidential material redacted and separately filed with the Commission.

         understandings, either oral or written, heretofore made are expressly superseded by this Agreement.

8.11 INDEPENDENT CONTRACTORS. It is expressly agreed that Deltagen and Merck shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency. Neither Deltagen nor Merck shall have the authority to make any statements, representations or commitments or any kind, or to take any action, which shall be binding on the other, without the prior consent of the party to do so.

8.12 WAIVER. The waiver by either party of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

* * *  Confidential material redacted and separately filed with the Commission.

AGREED AND ACCEPTED:



DELTAGEN, INC.                            MERCK & CO., INC.

BY   William Mathews                      BY C. Thomas Caskey

NAME:  William Matthews                   NAME:  C. Thomas Caskey

TITLE  President                          TITLE  Senior Vice President, Research

DATE  July 13th, 1998                     DATE  July 10, 1998

* * *  Confidential material redacted and separately filed with the Commission.

                                   APPENDIX A


[3 pages of milestone descriptions redacted and filed separately with the Commission]

                                      * * *


* * *  Confidential material redacted and separately filed with the Commission.

                                   APPENDIX B

     FORM NOTIFICATION LETTER FOR INITIATION OF A NEW KNOCKOUT-MOUSE PROJECT


                               (Template follows)
                               (Merck letterhead)





Date

Bill Matthews, Ph.D.
President
Deltagen, Inc.
1031 Bing Street
San Carlos, CA 94070

Dear Bill,

This letter is to provide notice to Deltagen of Merck's request to Deltagen to initiate work on a Knockout Mouse Project under the terms and conditions of the Technology Agreement between Deltagen, Inc. and Merck, dated _____________________ (the "Agreement"), including, but not limited to, the confidentiality obligations of the Agreement. The Knockout Mouse Project to be initiated is described as follows:



The Merck contact scientist for technical information regarding the project will be:



Merck requests that Deltagen begin to work to develop the above described Knockout Mouse on the terms and conditions of the above-referenced Agreement.

Sincerely,



Merck's Signatory

Agreed,


-------------------------------------
Deltagen

* * *  Confidential material redacted and separately filed with the Commission.

                                  AMENDMENT TO
                              TECHNOLOGY AGREEMENT


         THIS AMENDMENT TO TECHNOLOGY AGREEMENT, dated as of December 21, 1999 (this "Amendment"), is entered into between DELTAGEN, INC. ("Deltagen"), having a place of business at 1003 Hamilton Avenue, Menlo Park, California 94025, and MERCK & CO, INC. ("Merck"), having a place of business at One Merck Drive, P.O. Box 100, Whitehouse Station, New Jersey 08889-0100, and is made with reference to the following facts:

         A. WHEREAS, the parties entered into that certain Technology Agreement on July 13, 1998 (the "Technology Agreement").

         B. WHEREAS, the parties desire to modify the Technology Agreement to increase the number of Knockout Mice under the Technology Agreement, to extend the term of the Technology Agreement and to modify such other terms as set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants set forth below and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the License Agreement, and agree as follows:

1.       AMENDMENTS.

1.1 The first sentence of Section 2.3 is hereby restated in its entirety as follows:

                    Deltagen shall undertake * * * Knockout Mice Projects according to the terms and conditions set forth in this Agreement.

1.2               AMENDMENT TO SECTION 3.1. Section 3.1 is hereby restated in its entirety to read as follows:

                    Merck shall pay to Deltagen * * * of the total estimated cost for the * * * Knockout Mouse Projects and the * * * Knockout Mouse Projects as set forth in Appendix A. Such payment shall be nonrefundable and shall be credited against the Milestones as set forth in Appendix A.

1.3               AMENDMENT TO SECTION 5.1. Section 5.1 is hereby restated in its entirety to read as follows:

                   The term of this Agreement shall commence on the Effective Date and shall remain in effect until the earlier of either
                   (a) termination of this Agreement pursuant to the completion by Deltagen of all Milestones under this Agreement as amended or (b) December 31, 2002; provided however, that all applicable obligations of Deltagen and Merck under this Agreement shall remain in force with respect to any Knockout Mouse Project requested by Merck and initiated by

* * *  Confidential material redacted and separately filed with the Commission.

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                   Deltagen which remains ongoing prior to the date set forth in subsection (b) of this paragraph.

1.4 AMENDMENT TO SECTION 8.4. The second paragraph of Section 8.4, beginning with the phrase "If to Deltagen" and ending with "6823" is hereby modified as follows:

                   If to Deltagen:

                   * * *

1.5 AMENDMENT TO APPENDIX A. Appendix A is hereby restated in its entirety as set forth in Appendix A attached hereto.

2. INITIATION PAYMENT. IN PARTIAL CONSIDERATION FOR THIS AMENDMENT, WITHIN THIRTY (30) DAYS AFTER THE DATE OF THIS AMENDMENT, MERCK SHALL PAY TO DELTAGEN THE * * * SET FORTH IN APPENDIX A OF THIS AGREEMENT AS AMENDED.

3. CONTINUING EFFECT. THIS AMENDMENT SHALL BE EFFECTIVE FOR ALL PURPOSES AS OF THE DATE FIRST SET FORTH ABOVE. EXCEPT AS OTHERWISE EXPRESSLY MODIFIED BY THIS AMENDMENT, THE TECHNOLOGY AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT IN ACCORDANCE WITH ITS TERMS.

4. DEFINED TERMS. ALL TERMS USED, BUT NOT DEFINED, IN THIS AMENDMENT SHALL HAVE THE RESPECTIVE MEANINGS AS SET FORTH IN THE TECHNOLOGY AGREEMENT.

[Intentionally Left Blank]

* * *  Confidential material redacted and separately filed with the Commission.


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5.       COUNTERPARTS. THIS AMENDMENT MAY BE EXECUTED IN COUNTERPARTS, EACH OF
         WHICH SHALL BE DEEMED AN ORIGINAL, BUT ALL OF WHICH TOGETHER SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.


                                    DELTAGEN, INC.


                                    By: /s/ Augustine Yee
                                        ---------------------------------------

                                    Its: Vice President Corporate Development
                                        ---------------------------------------

                                    MERCK & CO, INC.


                                    By: /s/ Anthony Ford-Hutchinson
                                        ---------------------------------------
                                           Anthony Ford-Hutchinson

                                    Its:  Senior Vice President
                                        ---------------------------------------
                                          Basic Research
                                        ---------------------------------------

* * *  Confidential material redacted and separately filed with the Commission.


                                       14
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                             APPENDIX A TO AMENDMENT


[5 pages of milestone descriptions redacted and filed separately with the Commission]

                                      * * *


* * *  Confidential material redacted and separately filed with the Commission.


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